Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM F-3

(Form Type)

MAREX GROUP PLC

(Exact Name of Registrant as Specified in the Articles of Association)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

	Other	Contingent Capital Securities	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							(2)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$15,310

	Net Fee Due							(1)

(1)

The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Marex Group plc	F-1MEF	333-282911	10/31/2024		$15,310(3)	Senior Debt Securities	Senior Notes due nine months or more from date of issue (the “Senior Notes”)	$100,000,000(3)	$100,000,000

Fee Offset Sources	Marex Group plc	F-1MEF	333-282911		10/31/2024						$15,310(3)

(3)

The Registrant previously filed a registration statement on Form F-1 (File No. 333-282656) on October 15, 2024, as amended by Amendment No. 1 thereto filed on October 22, 2024, and declared effective on October 28, 2024, that registered an aggregate principal amount of $600 million Senior Notes and for which it paid $91,860 in registration fees. Subsequently, the Registrant filed a registration statement on Form F-1MEF (File No. 333-282911) (together with the Form F-1, the “Prior Registration Statement”) that registered an additional $100 million in an aggregate principal amount of Senior Notes and for which it paid $15,310. Of the $700 million aggregate principal amount of Senior Notes, $100 million aggregate principal amount of Senior Notes under the Prior Registration Statement remains unsold (the “Unsold Securities”), leaving $15,310 in previously paid fees available for future offset under this new F-3 registration statement, in accordance with Rule 457(p) under the Securities Act. The offering of the Unsold Securities under the Prior Registration Statement has terminated.

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